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                                  EXHIBIT 99.8
                           PARTICIPANT DIRECTION FORM
                          FIRST KENTUCKY BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 28, 1994

The undersigned participant in the First Kentucky Federal Savings Bank Employee Stock Ownership Plan (the "Plan") hereby directs the Trustees to vote all shares of Common Stock of First Kentucky Bancorp, Inc. allocated to the participant's account at the Annual Meeting of Stockholders, to be held at the Convention Center Inn, 2011 West Everly Brothers Boulevard, Central City, Kentucky on Monday, February 28, 1994 at 2:00 p.m., local time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.

                                                                      VOTE
                                                               FOR  WITHHELD
1.  The election as directors of all nominees listed below
    (except as marked to the contrary below).                  / /    / /

        Gathiel D. Baker
       Dennis W. Kirtley

   INSTRUCTION: To withhold your vote for any individual nominee, insert that nominee's name on the line provided below.

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                                                        FOR  AGAINST  ABSTAIN
2.  Approval of the Merger Agreement and Plan of
    Reorganization, dated October 15, 1993 (the
    "Merger Agreement") by and between First Kentucky
    Bancorp, Inc. ("First Kentucky") and Peoples First
    Acquisition Corporation ("Subsidiary"), a
    subsidiary wholly owned by Peoples First
    Corporation ("Peoples First"), pursuant to which
    First Kentucky will be merged with and into,
    Subsidiary, and each outstanding share of the
    common stock, $.01 par value per share, of First
    Kentucky will be converted to 2.27194 shares of no
    par value common stock of Peoples First (the
    "Merger").                                          / /    / /      / /

3.  Approval of an adjournment of the Annual Meeting
    to a later date, if necessary, to solicit
    additional proxies in the event insufficient
    shares are present in person or by proxy at the
    Annual Meeting to approve the Merger Agreement.     / /    / /      / /

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED PROPOSITIONS.
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THIS PARTICIPANT DIRECTION FORM WILL BE VOTED BY THE TRUSTEES AS DIRECTED BY THE
COMMITTEE UNDER SECTION 13.6 OF THE PLAN, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PARTICIPANT DIRECTION FORM WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE OTHER LISTED PROPOSITIONS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PARTICIPANT DIRECTION FORM WILL BE VOTED IN ACCORDANCE WITH THE DETERMINATION OF THE TRUSTEES. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PARTICIPANT DIRECTION FORM CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

        THIS PARTICIPATION DIRECTION FORM IS SOLICITED BY THE TRUSTEE

The undersigned acknowledges receipt from First Kentucky prior to the execution of this participant direction form of a Notice of Annual Meeting and a Proxy Statement.

Dated:
- ------------------------------------------------ , 1994

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PRINT NAME OF PARTICIPANT                PRINT NAME OF PARTICIPANT
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SIGNATURE OF PARTICIPANT                 SIGNATURE OF PARTICIPANT

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PARTICIPANT DIRECTION FORM PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.